UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment Number 1 to
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2013

INSPIRED BUILDERS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-171636	27-1989147
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

9595 Wilshire Boulevard, Suite 801, Beverly Hills, CA 90210
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (310) 526-8400

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Changes in Registrant’s Certifying Accountant.

Resignation of Previous Independent Registered Public Accounting Firm

On December 31, 2013, Donahue Associates LLC (“Donahue”), a registered public accounting firm, resigned as our independent registered public accounting firm. On the same date, the Board of Directors of the Company approved the resignation.

Donahue was the independent registered public accounting firm for the Company from October 18, 2010 until December 31, 2013. The reports of Donahue dated: (i) January 15, 2013 on the Company’s balance sheet as of September 30, 2012 and 2011, and the related statement of operations, shareholders’ deficit and cash flows for the years ended September 30, 2012 and 2011, and from February 24, 2010 (inception) through September 30, 2012; (ii) January 13, 2012 on the Company’s balance sheet as of September 30, 2011 and 2010, and the related statement of operations, shareholders’ deficit and cash flows for each of the two years in the period ended September 30, 2011; and (iii) January 7, 2011 on the Company’s balance sheet as of September 30, 2010 and the related statement of operations, shareholders’ deficit and cash flows from inception, February 24, 2010 to September 30, 2010 (a) did not contain an adverse opinion or disclaimer of opinion, or (b) were not modified as to uncertainty, audit scope, or accounting principles, and (c) did not contain any disagreements on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Donahue, would have caused it to make reference to the subject matter of the disagreements in connection with its reports, except that all such reports raised substantial doubts on the Company’s ability to continue as a going concern. None of the reportable events set forth in Item 304(a)(1)(iv) of Regulation S-K occurred during the period in which Donahue served as the Company’s independent registered public accounting firm.

During the fiscal years ended September 30, 2012 and 2011 and through Donahue’s resignation on December 31, 2013, there were (1) no disagreements with Donahue on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Donahue, would have caused Donahue to make reference to the subject matter of the disagreements in connection with its reports, and (2) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

The Company furnished Donahue with a copy of this disclosure on January 7, 2014, providing Donahue with the opportunity to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree. A copy of Donahue’s letter to the SEC is filed as Exhibit 16.1 to this Report.

Engagement of New Independent Registered Public Accounting Firm

Concurrent with the decision, to approve Donahue’s resignation as the Company’s independent registered public accounting firm, the Company’s Board of Directors appointed Liggett, Vogt & Webb, P.A. (“LVW”) as the Company’s independent registered public accounting firm.

During the fiscal years ended September 30, 2013 and 2012 and through the date hereof, neither the Company nor anyone acting on its behalf consulted LVW with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that LVW concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
16.1	Letter from Donahue Associates LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inspired Builders, Inc.

By:	/s/ Matthew Nordgren
Name:	Matthew Nordgren
Title:	Chief Executive Officer
Dated: January 13, 2014